WCA to Add Independent Directors

HOUSTON, Nov. 7, 2006 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today that it has submitted a plan to NASDAQ for adding independent directors to its Board of Directors. Immediately after its Annual Meeting this year, Ares Corporate Opportunities Fund II, L.P. ("Ares") elected Mr. Antony P. Ressler and Mr. Jeffrey S. Serota to serve as members of the Board. Ares, as the sole owner of WCA's Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share, is entitled to elect members to the Board voting as separate class. On September 15, 2006, WCA provided notice to the Nasdaq Global Market ("Nasdaq") that after the election of Messrs. Ressler and Serota by Ares WCA no longer satisfied the independent director requirements for continued listing on Nasdaq under Marketplace Rule 4350(c)(1), which requires WCA to maintain a majority of independent directors on its Board.

On November 2, 2006, the Staff of Nasdaq sent WCA a Staff Deficiency Letter notifying WCA that the Nasdaq staff believed that WCA was required to submit a plan and timetable for electing two independent directors, so that WCA would have a majority of independent directors before the period that WCA had previously announced. The Staff Deficiency Letter required that the plan be submitted for review before November 17, 2006. WCA has submitted such a plan on November 7, 2006. WCA's independent directors are considering potential candidates and expects to announce the appointment of two new independent directors based on a plan approved by the Nasdaq staff.

In addition, the Staff Deficiency Letter stated that the Staff believed that the observation rights with respect to Audit and Compensation Committees accorded to the Ares directors pursuant to its contractual arrangements with WCA would not comply with the independence requirements required under Nasdaq Marketplace Rule 4350(d)(2). On November 2, 2006, WCA submitted resolutions signed by all of the directors of WCA requiring the audit and compensation committees to hold executive sessions at each of their meetings and all votes of such committees to be taken in executive session. As a result of the adoption of such resolutions, the Nasdaq Staff informed WCA that it considered WCA to be in compliance with Nasdaq Marketplace Rules 4350(c)(3) and 4350(d)(2).

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-four collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1736

Risk Factors and Cautionary Statements Regarding Forward-Looking Statements

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business -- Risk Factors" and "Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2005 and our Current Report on Form 8-K filed on June 20, 2006, to which we refer you for additional information.

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400